EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, 333-23161 and
333-86698) and on Form S-3 (Nos. 333-110885, 333-48762, 333-77077 and 333-47619)
of MemberWorks Incorporated of our report dated September 8, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
September 13, 2004